Exhibit 99.1

ZyVersa Therapeutics, Inc. Announces Reverse Stock Split and Increase in Authorized Shares of Common Stock

WESTON, FL (November 30, 2023) - ZyVersa Therapeutics, Inc. (Nasdaq: ZVSA, or “ZyVersa” or the “Company”), a clinical stage specialty biopharmaceutical company developing first-in-class drugs for treatment of renal and inflammatory diseases with high unmet needs, announces that its board of directors has approved a 1-for-35 reverse stock split of the Company’s common stock. The board of directors has also approved an increase in the Company’s authorized shares of capital stock. The Company’s stockholders approved the reverse stock split and the increase in authorized capital stock at the Company’s Annual Meeting of Stockholders held on October 31, 2023. The stockholders granted the board of directors the authority to determine the exact split ratio and when to proceed with the reverse stock split.

The reverse stock split will become effective on December 4, 2023 at 4:01 pm, Eastern Time, (“Effective Time”) and the Company’s common stock is expected to begin trading on a reverse stock split-adjusted basis on The Nasdaq Global Market (“Nasdaq”) on December 5, 2023 at market open under the existing ticker symbol, “ZVSA.” The reverse stock split is intended to increase the price per share of the Company’s common stock to allow the Company to demonstrate compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq, among other benefits.

As of the Effective Time, every 35 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The par value per share of our common stock will remain unchanged at $0.0001. Proportional adjustments will be made to the number of shares of common stock issuable upon the exercise of the Company’s equity awards, convertible securities and warrants, as well as the applicable exercise price, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans.

No fractional shares will be issued as a result of the reverse stock split; rather, the Company will issue an additional fraction of a share of common stock to round the number of shares to the nearest whole share, so no stockholder will hold fractional shares following the reverse stock split.

The Company’s transfer agent, Continental Stock & Trust Company, will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-reverse stock split shares of common stock electronically in book-entry form are not required to take any action to receive post-reverse stock split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

Likewise, effective November 30, 2023, the Company amended its certificate of incorporation to increase the authorized number of shares of the Company’s capital stock from 111,000,000 to 251,000,000 and the number of authorized shares of common stock from 110,000,000 to 250,000,000.

Additional information about the reverse stock split and increase in authorized capital stock can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 13, 2023, a copy of which is available at www.sec.gov.

About ZyVersa Therapeutics

ZyVersa (Nasdaq: ZVSA) is a clinical stage specialty biopharmaceutical company leveraging advanced, proprietary technologies to develop first-in-class drugs for patients with renal and inflammatory diseases who have significant unmet medical needs. The Company is currently advancing a therapeutic development pipeline with multiple programs built around its two proprietary technologies – Cholesterol Efflux Mediator™ VAR 200 for treatment of kidney diseases, and Inflammasome ASC Inhibitor IC 100, targeting damaging inflammation associated with numerous CNS and other inflammatory diseases. For more information, please visit www.zyversa.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. ZyVersa Therapeutics, Inc (“ZyVersa”) uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions. Such forward-looking statements are based on ZyVersa’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the effect that the reverse stock split may have on the price of ZyVersa’s common stock and ZyVersa’s ability to maintain its listing on The Nasdaq Global Market.

New factors emerge from time-to-time, and it is not possible for ZyVersa to predict all such factors, nor can ZyVersa assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this press release are based on information available to ZyVersa as of the date of this press release. ZyVersa disclaims any obligation to update such forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

Corporate and IR Contact:

Karen Cashmere

Chief Commercial Officer

kcashmere@zyversa.com

786-251-9641

Media Contacts

Tiberend Strategic Advisors, Inc.

Casey McDonald

cmcdonald@tiberend.com

646-577-8520

Dave Schemelia

dschemelia@tiberend.com

609-468-9325